As filed with the Securities and Exchange Commission on June 19, 1996.

                                         Registration No. 33-___________________
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             450 FIFTH STREET, N.W.
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                            SPEIZMAN INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                    56-0901212
       (State or Other Jurisdiction                      (I.R.S. Employer
    of Incorporation or Organization)                    Identification No.)

                              508 West Fifth Street
                         Charlotte, North Carolina 28231
          (Address of Principal Executive Offices, including zip code)

                            SPEIZMAN INDUSTRIES, INC.
                         NONQUALIFIED STOCK OPTION PLAN
                            (Full Title of the Plan)

  Josef Sklut                                 Copy to:
  Speizman Industries, Inc.                   Elizabeth G. Wren, Esq.
  508 West Fifth Street                       Petree Stockton, L.L.P.
  Charlotte, North Carolina 28231             3500 One First Union Center
  (704) 372-3751                              301 South College Street
  (Name, Address, and Telephone               Charlotte, NC 28202
  Number of Agent for Service)                (704) 338-5000

- --------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

                                                           Proposed                  Proposed
                                                            Maximum                   Maximum                 Amount of
Title of Securities            Amount To Be             Offering Price          Aggregate Offering           Registration
To Be Registered                Registered                 Per Share                   Price                     Fee
- ----------------------------------------------------------------------------------------------------------------------------
Common Stock,
 $0.10 Par Value                145,000 (1)                $5.125(2)                 $743,125                  $256.25


- --------------------------------------------------------------------------------
(1) This Registration Statement also includes such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions as described in the Nonqualified Stock Option Plan.
(2) Estimated solely for purposes of calculating the registration fee. The maximum offering price per share is based upon the average of the high and low prices of the Common Stock of the Registrant as reported on The Nasdaq Stock Market on June 14, 1996.

                                     PART I
                    INFORMATION REQUIRED IN THE SECTION 10(a)
                                   PROSPECTUS

Item 1.  Plan Information *

Item 2.  Registrant Information and Employee Plan Annual Information *



    * As permitted by the rules of the Securities and Exchange Commission, the documents containing the information required by Part I of Form S-8 will not be filed with the Commission as part of this Registration Statement. The documents containing the information specified in Part I will be delivered to the participants as required by Rule 428(b) promulgated under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         Speizman Industries, Inc. (the "Registrant") hereby incorporates by reference in this Registration Statement the following documents:

         (a) The Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "Commission") pursuant to
         Section 13(a) under the Securities Act of 1934, as amended (the "Exchange Act"), containing audited consolidated financial statements for the fiscal year of the Registrant ended July 1, 1995;

         (b) All other reports filed with the Commission pursuant to Section 13(a) of the Exchange Act since July 1, 1995; and

         (c) The description of the Common Stock contained in the Registration Statement of the Registrant pursuant to Section 12(g) of the Exchange Act and amendments thereto.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents with the Commission.

         Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

         Item 6.  Indemnification of Directors and Officers

         Article 8 of the Bylaws of the Registrant provides as follows:

                  8.1 Indemnification of Directors, Officers and Others. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, to the fullest extent and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware, as from time to time in effect, and any other applicable law, as from time to time in effect.

                  8.2 Authority of the Board. Any indemnification under Section 1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the standard of conduct applicable under the General Corporation Law of the State of Delaware, as from time to time in effect, or any other applicable law, as from time to time in effect. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directed, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  8.3 Advance of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

                  8.4 Indemnification Not exclusive. The rights of indemnification provided by this Article shall not be deemed exclusive of any other rights to which such director, officer, employee or agent may be entitled apart from the foregoing provisions and shall continue as to any such person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of each such person. The foregoing provisions of this Article 8 shall be deemed to be a contract between the Corporation and each director, officer, employee or agent who serves in such capacity at any time while this Article 8 and the relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of acts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         Reference   is  made  to  Article   Seventh  of  the   Certificate   of
Incorporation of the Registrant, which provides as follows:

                  SEVENTH: (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, to the fullest extent and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware, as from time to time in effect, and any other applicable law, as from time to time in effect.

                           (b) The rights of the indemnification provided by this Article Seventh shall not be deemed exclusive of any other rights to which such director, officer, employee or agent may be entitled apart from the foregoing provisions and shall continue as to any such person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of each such person. The foregoing provisions of this Article Seventh shall be deemed to be a contract between the Corporation and each director, officer, employee or agent who serves in such capacity at any time while this Article Seventh and the relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         Reference is also made to Section 145 of Title 8 of the Delaware Code, which provides as follows:

                  (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) A  corporation  may  indemnify  any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or
         (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) A  corporation  shall have power to purchase  and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

                  (h)  For  purposes  of  this   Section,   references  to  "the
         corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (k) The Court of  Chancery  is hereby  vested  with  exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

         The Registrant also maintains a directors and officers liability policy which insures such persons against claims arising from certain acts or decisions by them in their capacities as directors and officers of the Registrant, subject to certain exclusions and deductible and maximum amounts.

Item 7.  Exemption From Registration Claimed

         Not applicable.


Item 8.  Exhibits

         The following exhibits, listed in accordance with the number assigned to each in the exhibit table of Item 601 of Regulation S-K, are included in Part II of this Registration Statement.
Exhibit numbers omitted are not applicable.

         4       Speizman Industries, Inc. Nonqualified Stock Option Plan.

         5       Legal opinion of Petree Stockton, L.L.P.

         23.1    Consent of BDO Seidman, LLP.

         23.2    Consent of Petree Stockton, L.L.P.  (Contained in Exhibit 5).

         24      Power of Attorney (Contained on signature page).

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and the right to indemnification will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Mecklenburg, State of North Carolina, on this 18th day of June, 1996.

                                            SPEIZMAN INDUSTRIES, INC.

                                            By:/s/ Robert S. Speizman
                                               Robert S. Speizman, President

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert S. Speizman and Josef Sklut, and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                           Title                                         Date

 /s/ Robert S. Speizman             President (Principal Executive                June 18, 1996
Robert S. Speizman                  Officer) and Director

 /s/ Josef Sklut                    Vice President-Finance, Secretary,            June 18, 1996
Josef Sklut                         Treasurer (Principal Financial
                                    Officer and Principal Accounting
                                    Officer) and Director

 /s/ Steven P. Berkowitz            Director                                      June 18, 1996
Steven P. Berkowitz

 /s/ William Gorelick               Director                                      June 13, 1996
William Gorelick

 /s/ Scott Lea                      Director                                      June 18, 1996
Scott Lea


                                  EXHIBIT INDEX

       Exhibit No.                   Description                           Page No.

            4               Speizman Industries, Inc. Nonqualified Stock
                            Option Plan.

            5               Legal opinion of Petree Stockton, L.L.P.

          23.1              Consent of BDO Seidman, LLP.

          23.2              Consent of Petree Stockton, L.L.P.
                            (Contained in Exhibit 5).

           24 Power of Attorney (Contained on signature page).


